SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008 (January 13, 2008)

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer
identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 668-0340
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

q	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

q	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

q	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

q	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

     (a) On January, 13, 2008, Robert J. Genader informed Ambac Financial Group (“Ambac”) of his intention to retire as its Chairman, President and CEO and Director, effective January 16, 2008. Mr. Genader does not serve on any of the committees of the Board of Directors. Mr. Genader stated that his decision to retire was prompted, in part, by his disagreement with aspects of the Board’s capital raising plan.

     (b) On January 13, 2008, W. Grant Gregory, a member of the Board of Directors of Ambac, informed Ambac that he would be resigning from the Board of Directors effective immediately. He informed the Company that in doing so, he wanted to concentrate on his professional responsibilities as the President of Cerberus Operations and Advisory Company, LLC., an affiliate of Cerberus Capital Management, L.P., and it was not in relation to any disagreement with the Company.

     (c) On January 15, 2008, the Board of Directors of Ambac appointed Michael A. Callen as Chairman of the Board and interim Chief Executive Officer of Ambac, effective upon retirement of Mr. Genader on January 16, 2008. Mr. Callen will be receiving a base salary at an annualized rate of $650,000 per year.

Item 7.01 Regulation FD Disclosure

On January 16, 2008, Ambac issued a press release, which it furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in Item 7.01 of this report and the Exhibit attached hereto is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report and the Exhibit attached hereto will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Certain statements in this document and the exhibits are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 8.01 Other Events

On January 16, 2008, Ambac made the following announcements:

Ambac announced that its Board of Directors has approved a plan to strengthen its capital base through the issuance of at least $1 billion of equity and equity-linked securities. This plan may also include additional capital from reinsurance or issuance of debt securities.

Ambac also announced that as part of its capital initiative, Ambac also said that it will reduce the quarterly dividend on its common stock from $0.21 per share to $0.07 per share.

Ambac also announced that its Board of Directors announced today that it has named Michael A. Callen as Chairman and Interim Chief Executive Officer. Mr. Callen has been Presiding Director and a member of the Audit; Compensation; and Governance committees of Ambac’s Board of Directors. He succeeds Robert J. Genader, who will retire from the Company effective today.

Ambac also announced that the results of its fourth quarter fair value review of its outstanding credit derivative contracts. Ambac’s estimate of the fair value or “mark-to-market” adjustment for its credit derivative portfolio for the quarter ended December 31, 2007 amounted to an estimated loss of $5.4 billion, pre-tax, $3.5 billion, after tax. Of the estimated $5.4 billion pre-tax mark-to-market loss, approximately $1.1 billion represents estimated credit impairment related to certain collateralized debt obligations of asset-backed securities transactions.

Ambac also announced that it expects to report a loss provision amounting to approximately $143 million, pre-tax. The loss provision relates primarily to underperforming home equity line of credit and closed-end second lien RMBS securitizations.

Ambac also announced that as a result of the aforementioned losses, Ambac expects to report a net loss per share of up to $32.83 for the fourth quarter ended December 31, 2007. Earnings measures reported by research analysts are on an operating basis and exclude the net income impact of mark-to-market gains and losses on credit derivative contracts internally rated investment grade, as well as certain other items. Ambac expects to report operating losses(1) per share of up to $5.80 for the fourth quarter primarily as a result of the aforementioned losses on CDOs and home equity line of credit transactions. In addition, book value per share is expected to be approximately $21.00 per share at December 31, 2007.

Fourth Quarter Earnings Release and Conference Call

Ambac also announced that it will move the reporting of its fourth quarter results to Tuesday, January 22, 2008 at 6:00 a.m. (ET), from the originally scheduled date of Wednesday, January 30, 2008. Messrs. Callen and Sean Leonard, Chief Financial Officer, will host a conference call that day at 10:00 a.m. (ET) to discuss the financial results and the status of Ambac’s capital expansion plan. The call in number to listen in is 877-407-8035 (U.S.) and 201-689-8035 (outside the U.S.). The conference call will also be webcast live at www.ambac.com.

Ambac is providing this preliminary information about its fourth quarter results prior to the scheduled earnings announcement date in light of market events of recent months and the management change. Investors should not expect Ambac to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates. In addition, investors should not expect Ambac to update the information provided in this release in advance of the scheduled announcement date for its fourth quarter.

Forward-Looking Statements

This release contains statements about our future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission. There are a variety of factors, many of which are beyond Ambac’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. Ambac does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Ambac may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Ambac may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information is valuable to investors in gauging the quality of Ambac’s financial performance and identifying trends.

(1)	Operating earnings is not a substitute for net income computed in accordance with GAAP, but is a useful measure of performance used by management, equity analysts and investors because it allows more consistent period-to-period comparison of our earnings without the effects of our credit derivative mark-to-market adjustments discussed in this press release and other adjustments. Operating earnings measures income from operations excluding the impact of investment portfolio realized gains and losses, mark-to-market gains and losses on credit, total return and non-trading derivative contracts and certain other items (collectively “net security gains and losses”). The definition of operating earnings used by Ambac may differ from definitions of operating earnings used by other public holding companies of financial guarantors. The following reconciles estimated GAAP net loss per share to estimated operating loss per share for the fourth quarter of 2007:

		Estimated
		Fourth
		Quarter
		2007
	Net loss per share	($32.83)
	Effect of net security losses	$34.06
	Less impairment losses	($7.03)
	Operating earnings per share	($5.80)

Item 9.01	Financial Statements and Exhibits
	(d) Exhibits.
	Exhibit Number Item
	99.01 Press release, dated January 16, 2008, issued by Ambac Financial Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	January 16, 2008
By: /s/ Anne Gill Kelly
Name: Anne Gill Kelly
Title: Managing Director, Corporate
Secretary and Assistant General
Counsel

EXHIBIT INDEX

99.01 Press release issued by Ambac Financial Group, Inc., dated January 16, 2008.